UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2004

Huntsman International LLC
(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 584-5700

Not applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

On July 13, 2004, Huntsman International LLC issued the press release furnished with this current report as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN INTERNATIONAL LLC

/s/ Curtis C. Dowd
CURTIS C. DOWD
Vice President, Finance and Investor Relations

Dated:  July 13, 2004

The information in this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934. The information in this report shall not be incorporated by reference into any filing of Huntsman International LLC with the United States Securities and Exchange Commission (unless Huntsman International LLC specifically states that the information in this particular report is incorporated by reference).

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated July 13, 2004.